Exhibit 99.1

2018 – Q3

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended September 30, 2018

Overview: **Section I**
Summary Description........ 1
Equity Research Coverage........ 2
Selected Financial Summary Data........ 3
Selected Portfolio Data........ 4

Financial Statements: **Section II**
Consolidated Balance Sheets........ 5
Consolidated Statements of Operations........ 6
Funds from Operations........ 7
Diluted Share and Unit Computations........ 8
Adjusted Funds from Operations........ 9
EBITDAre and Adjusted EBITDA........ 10

Portfolio Information: **Section III**
Office and Data Center Shell Properties by Segment........ 11
NOI from Real Estate Operations and Occupancy by Property Grouping........ 12
Consolidated Real Estate Revenues and NOI by Segment........ 13
Cash NOI by Segment........ 14
Same Properties Average Occupancy Rates by Segment........ 15
Same Properties Period End Occupancy Rates by Segment........ 15
Same Properties Real Estate Revenues and NOI by Segment........ 16
Same Properties Cash NOI by Segment........ 17
Leasing – Office and Data Center Shell Portfolio........ 18-19
Lease Expiration Analysis........ 20-21
2019 Core Portfolio Quarterly Lease Expiration Analysis........ 22
Top 20 Tenants........ 23

Investing Activity: **Section IV**
Summary of Construction Projects........ 24
Summary of Redevelopment Projects........ 25
Construction and Redevelopment Placed in Service........ 26
Summary of Land Owned/Controlled........ 27

Capitalization: **Section V**
Capitalization Overview........ 28
Summary of Outstanding Debt........ 29-30
Debt Analysis........ 31
Consolidated Real Estate Joint Ventures........ 32
Unconsolidated Real Estate Joint Venture........ 33

Reconciliations & Definitions: **Section VI**
Supplementary Reconciliations of Non-GAAP Measures........ 34-36
Definitions........ 37-42

Earnings Release: **i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of September 30, 2018, we derived 88% of our core portfolio annualized revenue from Defense/IT Locations and 12% from our Regional Office Properties. As of September 30, 2018, our core portfolio of 159 office and data center shell properties, including six owned through an unconsolidated joint venture, encompassed 17.7 million square feet and was 94.0% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Positive; Moody’s: Baa3 Positive; and S&P: BBB- Stable

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended										Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/18		6/30/18		3/31/18		12/31/17		9/30/17		9/30/18		9/30/17
Net income	6	$20,322		$21,085		$18,780		$11,008		$22,334		$60,187		$63,933
NOI from real estate operations	13	$80,854		$80,918		$78,526		$81,439		$82,065		$240,298		$242,382
Same Properties NOI	16	$71,619		$71,937		$69,840		$72,246		$71,640		$213,396		$215,438
Same Properties Cash NOI	17	$71,813		$71,809		$68,905		$71,711		$71,616		$212,527		$212,759
Adjusted EBITDA	10	$75,768		$75,572		$73,707		$76,862		$77,241		$225,047		$226,529
Diluted AFFO avail. to common share and unit holders	9	$38,340		$39,742		$38,218		$31,920		$41,359		$116,300		$123,393
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275		$0.825		$0.825

Per share - diluted:
EPS	8	$0.18		$0.19		$0.17		$0.10		$0.21		$0.54		$0.46
FFO - NAREIT	8	$0.50		$0.51		$0.49		$0.47		$0.54		$1.51		$1.47
FFO - as adjusted for comparability	8	$0.50		$0.51		$0.50		$0.53		$0.53		$1.51		$1.50

Numerators for diluted per share amounts:
Diluted EPS	6	$18,583		$19,317		$17,033		$9,509		$20,484		$54,933		$45,721
Diluted FFO available to common share and unit holders	7	$53,642		$53,720		$51,537		$48,824		$55,871		$158,899		$150,346
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$53,938		$53,941		$51,738		$54,065		$54,662		$159,617		$153,291

Payout ratios:
Diluted FFO	N/A	56.3%		54.3%		56.0%		58.7%		50.4%		55.5%		56.2%
Diluted FFO - as adjusted for comparability	N/A	56.0%		54.1%		55.8%		53.0%		51.5%		55.3%		55.1%
Diluted AFFO	N/A	78.8%		73.4%		75.5%		89.7%		68.1%		75.8%		68.5%

CAPITALIZATION
Total Market Capitalization	28	$5,119,467		$4,979,083		$4,598,028		$4,903,623		$5,272,960
Total Equity Market Capitalization	28	$3,296,155		$3,095,017		$2,729,913		$3,061,456		$3,385,759
Gross debt	29	$1,853,312		$1,914,066		$1,898,115		$1,872,167		$1,917,201
Net debt to adjusted book	31	39.2%		41.1%		41.2%		40.8%		41.7%		N/A		N/A
Net debt plus preferred equity to adjusted book	31	39.4%		41.3%		41.3%		41.0%		41.9%		N/A		N/A
Adjusted EBITDA fixed charge coverage ratio	31	3.6	x	3.6	x	3.5	x	3.7	x	3.6	x	3.6	x	3.3	x
Net debt to in-place adjusted EBITDA ratio	31	6.1	x	6.3	x	6.4	x	6.1	x	6.2	x	N/A		N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.1	x	6.3	x	6.4	x	6.1	x	6.2	x	N/A		N/A

OTHER
Revenue from early termination of leases	N/A	$859		$874		$1,246		$634		$749		$2,979		$1,828
Capitalized interest costs	N/A	$1,410		$1,397		$1,374		$1,032		$1,055		$4,181		$4,197

Corporate Office Properties Trust
Selected Portfolio Data (1)

	9/30/18	6/30/18	3/31/18 (2)	12/31/17	9/30/17
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	161	159	159	159	159
Consolidated Portfolio	155	153	153	153	153
Core Portfolio	159	157	157	156	153
Same Properties	147	147	147	147	147

% Occupied
Total Portfolio	92.1%	91.4%	91.0%	93.6%	93.4%
Consolidated Portfolio	91.7%	90.9%	90.5%	93.2%	93.0%
Core Portfolio (2)	92.2%	91.5%	91.1%	94.5%	94.3%
Same Properties	92.1%	91.2%	90.9%	92.1%	91.8%

% Leased
Total Portfolio	93.9%	93.3%	91.8%	94.2%	94.2%
Consolidated Portfolio	93.5%	92.9%	91.3%	93.9%	93.8%
Core Portfolio (2)	94.0%	93.4%	91.9%	95.1%	95.1%
Same Properties	93.8%	93.3%	91.7%	92.8%	92.7%

Square Feet (in thousands)
Total Portfolio	17,867	17,655	17,613	17,345	17,376
Consolidated Portfolio	16,905	16,694	16,651	16,383	16,413
Core Portfolio	17,710	17,498	17,456	17,059	16,737
Same Properties	16,232	16,232	16,232	16,232	16,232

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (3)	16.86	16.86	16.86	16.86	16.86

(1)	Our total portfolio, core portfolio and Same Properties reporting included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)
The data above reflects the effect of two properties reported as fully placed in service during the first quarter of 2018 that were previously reported as construction projects since they were held for future lease to the United States Government. If these two properties were reported as fully placed in service as of 12/31/17, our Core Portfolio would have been 92.8% occupied and 93.3% leased as of 12/31/17. Our Same Properties data is reported as if these two properties were fully placed in service as of 1/1/17.

(3)	Leased to tenants with further expansion rights of up to a combined 17.92 megawatts as of 9/30/18.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Assets
Properties, net:
Operating properties, net	$2,796,577	$2,760,632	$2,740,264	$2,737,611	$2,690,712
Construction and redevelopment in progress, including land (1)	149,042	91,630	61,844	50,316	70,202
Land held (1)	261,808	331,275	356,171	353,178	336,117
Total properties, net	3,207,427	3,183,537	3,158,279	3,141,105	3,097,031
Assets held for sale (2)	42,226	42,226	42,226	42,226	74,415
Cash and cash equivalents	9,492	8,472	8,888	12,261	10,858
Investment in unconsolidated real estate joint venture	40,318	40,806	41,311	41,787	42,263
Accounts receivable, net	19,245	23,656	23,982	31,802	27,624
Deferred rent receivable, net	89,171	89,606	87,985	86,710	84,743
Intangible assets on real estate acquisitions, net	47,065	50,586	54,600	59,092	64,055
Deferred leasing costs, net	49,510	48,183	47,886	48,322	47,033
Investing receivables	55,688	54,427	58,800	57,493	56,108
Interest rate derivatives	10,875	9,792	7,960	3,073	126
Prepaid expenses and other assets, net	79,349	61,071	64,321	71,334	72,585
Total assets	$3,650,366	$3,612,362	$3,596,238	$3,595,205	$3,576,841
Liabilities and equity
Liabilities:
Debt	$1,808,030	$1,871,445	$1,854,886	$1,828,333	$1,873,291
Accounts payable and accrued expenses	90,224	88,885	95,721	108,137	121,483
Rents received in advance and security deposits	23,159	24,905	26,569	25,648	26,223
Dividends and distributions payable	30,483	29,449	29,146	28,921	28,462
Deferred revenue associated with operating leases	10,006	10,783	11,246	11,682	12,047
Deferred property sale (2)	43,377	43,377	43,377	43,377	—
Capital lease obligation	660	640	11,778	15,853	16,347
Other liabilities	9,267	9,849	17,643	41,822	43,866
Total liabilities	2,015,206	2,079,333	2,090,366	2,103,773	2,121,719
Redeemable noncontrolling interests	25,431	24,544	23,848	23,125	23,269
Equity:
COPT’s shareholders’ equity:
Common shares	1,088	1,033	1,022	1,013	996
Additional paid-in capital	2,390,484	2,254,430	2,221,427	2,201,047	2,150,067
Cumulative distributions in excess of net income	(833,508)	(822,270)	(813,302)	(802,085)	(783,848)
Accumulated other comprehensive income (loss)	10,108	9,012	7,204	2,167	(859)
Total COPT’s shareholders’ equity	1,568,172	1,442,205	1,416,351	1,402,142	1,366,356
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	19,525	44,651	44,327	45,097	44,716
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	13,232	12,829	12,546	12,268	11,981
Total noncontrolling interests in subsidiaries	41,557	66,280	65,673	66,165	65,497
Total equity	1,609,729	1,508,485	1,482,024	1,468,307	1,431,853
Total liabilities, redeemable noncontrolling interests and equity	$3,650,366	$3,612,362	$3,596,238	$3,595,205	$3,576,841

(1)	Refer to pages 24, 25 and 27 for detail.

(2)	As of 12/31/17 and each subsequent reporting date, these lines represent the carrying amount and sale proceeds pertaining to a property sale not recognized for accounting purposes until 10/1/18.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Revenues
Rental revenue	$102,132	$101,121	$100,834	$101,485	$102,275	$304,087	$304,237
Tenant recoveries and other real estate operations revenue	26,856	28,041	27,444	26,200	24,956	82,341	78,058
Construction contract and other service revenues	8,423	17,581	27,198	36,882	29,786	53,202	65,958
Total revenues	137,411	146,743	155,476	164,567	157,017	439,630	448,253
Expenses
Property operating expenses	49,340	49,446	50,951	47,449	46,368	149,737	143,515
Depreciation and amortization associated with real estate operations	34,195	33,190	33,512	33,938	34,438	100,897	100,290
Construction contract and other service expenses	8,058	16,941	26,216	36,029	28,788	51,215	63,589
Impairment losses (recoveries)	—	—	—	13,659	(161)	—	1,464
General and administrative expenses	5,796	6,067	5,861	5,552	5,692	17,724	18,456
Leasing expenses	1,103	1,561	1,431	1,447	1,676	4,095	5,382
Business development expenses and land carry costs	1,567	1,234	1,614	1,646	1,277	4,415	4,567
Total operating expenses	100,059	108,439	119,585	139,720	118,078	328,083	337,263
Operating income	37,352	38,304	35,891	24,847	38,939	111,547	110,990
Interest expense	(19,181)	(18,945)	(18,784)	(19,211)	(19,615)	(56,910)	(57,772)
Interest and other income	1,486	1,439	1,359	1,501	1,508	4,284	4,817
Loss on early extinguishment of debt	—	—	—	—	—	—	(513)
Income before equity in income of unconsolidated entities and income taxes	19,657	20,798	18,466	7,137	20,832	58,921	57,522
Equity in income of unconsolidated entities	374	373	373	372	371	1,120	1,118
Income tax benefit (expense)	291	(63)	(55)	(953)	(57)	173	(145)
Income before gain on sales of real estate	20,322	21,108	18,784	6,556	21,146	60,214	58,495
Gain on sales of real estate	—	(23)	(4)	4,452	1,188	(27)	5,438
Net income	20,322	21,085	18,780	11,008	22,334	60,187	63,933
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(380)	(608)	(544)	(314)	(693)	(1,532)	(1,576)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(1,080)	(878)	(921)	(908)	(897)	(2,879)	(2,738)
Net income attributable to COPT	18,697	19,434	17,150	9,621	20,579	55,281	59,124
Preferred share dividends	—	—	—	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(6,847)
Net income attributable to COPT common shareholders	$18,697	$19,434	$17,150	$9,621	$20,579	$55,281	$46,058
Amount allocable to share-based compensation awards	(114)	(117)	(117)	(112)	(95)	(348)	(337)
Numerator for diluted EPS	$18,583	$19,317	$17,033	$9,509	$20,484	$54,933	$45,721

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Net income	$20,322	$21,085	$18,780	$11,008	$22,334	$60,187	$63,933
Real estate-related depreciation and amortization	34,195	33,190	33,512	33,938	34,438	100,897	100,290
Impairment losses (recoveries) on previously depreciated operating properties	—	—	—	9,004	(159)	—	1,451
Gain on sales of previously depreciated operating properties	—	23	4	(4,452)	(8)	27	(39)
Depreciation and amortization on unconsolidated real estate JV (1)	564	564	563	563	563	1,691	1,689
FFO - per NAREIT (2)(3)	55,081	54,862	52,859	50,061	57,168	162,802	167,324
Preferred share dividends	—	—	—	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(6,847)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests (4)	(1,060)	(753)	(944)	(874)	(917)	(2,757)	(2,801)
Basic and diluted FFO allocable to share-based compensation awards	(214)	(224)	(213)	(198)	(215)	(651)	(616)
Basic and Diluted FFO available to common share and common unit holders (3)	53,642	53,720	51,537	48,824	55,871	158,899	150,346
Gain on sales of non-operating properties	—	—	—	—	(1,180)	—	(5,399)
Impairment losses (recoveries) on non-operating properties	—	—	—	4,655	(2)	—	13
Income tax expense associated with FFO comparability adjustments	—	—	—	800	—	—	—
Gain on interest rate derivatives	—	—	—	(191)	(34)	—	(43)
Loss on early extinguishment of debt	—	—	—	—	—	—	513
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	6,847
Demolition costs on redevelopment and nonrecurring improvements	251	9	39	—	—	299	294
Executive transition costs	46	213	163	—	2	422	732
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(1)	(1)	(23)	5	(3)	(12)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$53,938	$53,941	$51,738	$54,065	$54,662	$159,617	$153,291

(1)	FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.

(2)	See reconciliation on page 34 for components of FFO per NAREIT.

(3)	Refer to the section entitled “Definitions” for a definition of this measure.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
EPS Denominator:
Weighted average common shares - basic	104,379	101,789	100,999	99,304	99,112	102,401	98,855
Dilutive effect of share-based compensation awards	231	119	144	68	146	165	154
Dilutive effect of forward equity sale agreements	178	—	—	215	—	60	—
Weighted average common shares - diluted	104,788	101,908	101,143	99,587	99,258	102,626	99,009
Diluted EPS	$0.18	$0.19	$0.17	$0.10	$0.21	$0.54	$0.46

Weighted Average Shares for period ended:
Common Shares Outstanding	104,379	101,789	100,999	99,304	99,112	102,401	98,855
Dilutive effect of share-based compensation awards	231	119	144	68	146	165	154
Dilutive effect of forward equity sale agreements	178	—	—	215	—	60	—
Common Units	2,135	3,197	3,221	3,252	3,350	2,847	3,400
Denominator for diluted FFO per share and as adjusted for comparability	106,923	105,105	104,364	102,839	102,608	105,473	102,409
Weighted average common units	(2,135)	(3,197)	(3,221)	(3,252)	(3,350)	(2,847)	(3,400)
Denominator for diluted EPS	104,788	101,908	101,143	99,587	99,258	102,626	99,009
Diluted FFO per share - NAREIT	$0.50	$0.51	$0.49	$0.47	$0.54	$1.51	$1.47
Diluted FFO per share - as adjusted for comparability	$0.50	$0.51	$0.50	$0.53	$0.53	$1.51	$1.50

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$53,938	$53,941	$51,738	$54,065	$54,662	$159,617	$153,291
Straight line rent adjustments and lease incentive amortization	582	(1,195)	(828)	(1,343)	(561)	(1,441)	1,389
Amortization of intangibles included in NOI	153	231	356	342	318	740	1,002
Share-based compensation, net of amounts capitalized	1,557	1,550	1,485	1,523	1,272	4,592	3,830
Amortization of deferred financing costs	468	468	468	443	554	1,404	2,485
Amortization of net debt discounts, net of amounts capitalized	362	358	354	350	347	1,074	1,029
Accum. other comprehensive loss on derivatives amortized to expense	33	34	34	54	53	101	89
Replacement capital expenditures (1)	(18,803)	(15,613)	(15,520)	(23,475)	(15,233)	(49,936)	(39,551)
Other diluted AFFO adjustments associated with real estate JVs (2)	50	(32)	131	(39)	(53)	149	(171)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$38,340	$39,742	$38,218	$31,920	$41,359	$116,300	$123,393
Replacement capital expenditures (1)
Tenant improvements and incentives	$12,894	$8,117	$8,615	$14,804	$11,342	$29,626	$22,230
Building improvements	5,975	5,775	1,921	9,241	3,865	13,671	13,067
Leasing costs	2,945	1,822	1,280	3,242	2,428	6,047	5,245
Net (exclusions from) additions to tenant improvements and incentives	(896)	1,315	3,289	(2,929)	(1,509)	3,708	5,913
Excluded building improvements	(2,134)	(1,370)	415	(853)	(893)	(3,089)	(6,904)
Excluded leasing costs	19	(46)	—	(30)	—	(27)	—
Replacement capital expenditures	$18,803	$15,613	$15,520	$23,475	$15,233	$49,936	$39,551

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32 and COPT’s share of an unconsolidated real estate joint venture reported on page 33.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Net income	$20,322	$21,085	$18,780	$11,008	$22,334	$60,187	$63,933
Interest expense	19,181	18,945	18,784	19,211	19,615	56,910	57,772
Income tax (benefit) expense	(291)	63	55	953	57	(173)	145
Depreciation of furniture, fixtures and equipment	561	459	523	600	577	1,543	1,673
Real estate-related depreciation and amortization	34,195	33,190	33,512	33,938	34,438	100,897	100,290
Impairment losses (recoveries) on previously depreciated operating properties	—	—	—	9,004	(159)	—	1,451
Gain on sales of previously depreciated operating properties	—	23	4	(4,452)	(8)	27	(39)
Adjustments from unconsolidated real estate JV (1)	830	828	824	829	830	2,482	2,481
EBITDAre	74,798	74,593	72,482	71,091	77,684	$221,873	$227,706
Impairment losses (recoveries) on non-operating properties	—	—	—	4,655	(2)	—	13
Loss on early extinguishment of debt	—	—	—	—	—	—	513
Gain on sales of non-operating properties	—	—	—	—	(1,180)	—	(5,399)
Business development expenses	673	757	1,023	1,116	737	2,453	2,670
Demolition costs on redevelopment and nonrecurring improvements	251	9	39	—	—	299	294
Executive transition costs	46	213	163	—	2	422	732
Adjusted EBITDA	75,768	75,572	73,707	76,862	77,241	$225,047	$226,529
Proforma NOI adjustment for property changes within period	166	418	—	(578)	(410)
In-place adjusted EBITDA	$75,934	$75,990	$73,707	$76,284	$76,831

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate joint venture (see page 33).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 9/30/18
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,820	88.1%	88.9%
Howard County	34	2,667	95.8%	96.5%
Other	22	1,623	93.3%	94.1%
Total Fort Meade/BW Corridor	87	8,110	91.7%	92.4%
Northern Virginia (“NoVA”) Defense/IT	13	2,000	83.8%	92.1%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,252	88.0%	93.2%
Redstone Arsenal (Huntsville, Alabama)	7	651	99.0%	99.3%
Data Center Shells:
Consolidated Properties	11	1,775	100.0%	100.0%
Unconsolidated JV Properties (3)	6	962	100.0%	100.0%
Total Defense/IT Locations	152	15,703	92.6%	94.5%
Regional Office	7	2,007	89.0%	90.1%
Core Portfolio	159	17,710	92.2%	94.0%
Other Properties	2	157	77.2%	77.2%
Total Portfolio	161	17,867	92.1%	93.9%
Consolidated Portfolio	155	16,905	91.7%	93.5%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	9/30/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Total Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/18	9/30/18
Core Portfolio:
Same Properties: (3)
Consolidated properties	139	15,113	91.7%	93.6%	$445,649	92.1%	$70,072	$208,434
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,515	1.1%	1,206	3,607
Total Same Properties in Core Portfolio (3)	145	16,075	92.2%	94.0%	451,164	93.3%	71,278	212,041
Properties Placed in Service (5)	14	1,635	92.3%	94.3%	29,464	6.1%	5,472	14,565
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,737	12,201
Total Core Portfolio	159	17,710	92.2%	94.0%	480,628	99.3%	80,487	238,807
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	26	136
Other Properties (Same Properties)	2	157	77.2%	77.2%	3,159	0.7%	341	1,355
Total Portfolio	161	17,867	92.1%	93.9%	$483,787	100.0%	$80,854	$240,298
Consolidated Portfolio	155	16,905	91.7%	93.5%	$478,272	98.9%	$79,648	$236,691

	9/30/18
	# of Office and Data Center Shell Properties	Operational Square Feet			Office and Data Center Shell Properties Annualized Rental Revenue (2)	Percentage of Core Office and Data Center Shell Properties Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/18	9/30/18
Core Portfolio:
Defense/IT Locations:
Consolidated properties	146	14,741	92.2%	94.2%	$418,324	87.0%	$67,784	$200,427
Unconsolidated real estate JV (4)	6	962	100.0%	100.0%	5,515	1.1%	1,206	3,607
Total Defense/IT Locations	152	15,703	92.6%	94.5%	423,839	88.2%	68,990	204,034
Regional Office	7	2,007	89.0%	90.1%	56,789	11.8%	7,848	23,290
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,649	11,483
Total Core Portfolio	159	17,710	92.2%	94.0%	$480,628	100.0%	$80,487	$238,807

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $23.0 million as of 9/30/18. With regard to properties owned through an unconsolidated real estate joint venture, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/17.

(4)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 33 for additional disclosure regarding this joint venture.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/17.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,396	$61,993	$62,782	$62,220	$61,254	$186,171	$183,393
NoVA Defense/IT	13,960	13,118	12,561	12,126	12,190	39,639	34,992
Lackland Air Force Base	11,254	12,382	11,443	11,522	11,024	35,079	35,687
Navy Support	7,899	8,127	7,870	7,587	7,494	23,896	21,953
Redstone Arsenal	3,734	3,652	3,633	3,706	3,532	11,019	10,616
Data Center Shells-Consolidated	6,689	5,955	5,831	6,322	6,676	18,475	17,998
Total Defense/IT Locations	104,932	105,227	104,120	103,483	102,170	314,279	304,639
Regional Office	15,272	15,296	15,284	15,868	16,656	45,852	52,394
Wholesale Data Center	7,781	8,105	8,077	7,674	7,398	23,963	21,201
Other	1,003	534	797	660	1,007	2,334	4,061
Consolidated real estate revenues	$128,988	$129,162	$128,278	$127,685	$127,231	$386,428	$382,295

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,549	$41,894	$41,178	$41,880	$41,546	$124,621	$123,036
NoVA Defense/IT	8,442	8,209	7,838	8,202	7,847	24,489	21,978
Lackland Air Force Base	4,822	4,888	4,845	4,835	4,831	14,555	14,562
Navy Support	4,691	4,696	4,566	4,359	4,337	13,953	12,562
Redstone Arsenal	2,165	2,143	2,193	2,217	2,100	6,501	6,322
Data Center Shells:
Consolidated properties	6,115	5,156	5,037	5,486	6,039	16,308	16,125
COPT’s share of unconsolidated real estate JV (1)	1,206	1,202	1,199	1,203	1,202	3,607	3,602
Total Defense/IT Locations	68,990	68,188	66,856	68,182	67,902	204,034	198,187
Regional Office	7,847	8,127	7,406	8,860	9,250	23,380	30,420
Wholesale Data Center	3,816	3,955	3,819	4,164	4,223	11,590	11,160
Other	201	648	445	233	690	1,294	2,615
NOI from real estate operations	$80,854	$80,918	$78,526	$81,439	$82,065	$240,298	$242,382

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,398	$41,338	$40,212	$41,685	$41,630	$122,948	$122,247
NoVA Defense/IT	9,394	7,312	7,218	7,426	8,206	23,924	22,237
Lackland Air Force Base	5,012	5,067	5,024	5,016	4,886	15,103	14,705
Navy Support	4,925	4,933	4,577	4,341	4,266	14,435	12,569
Redstone Arsenal	2,221	2,200	2,167	2,165	2,098	6,588	6,146
Data Center Shells:
Consolidated properties	5,630	4,755	4,297	4,646	5,412	14,682	15,407
COPT’s share of unconsolidated real estate JV (1)	1,144	1,134	1,132	1,130	1,120	3,410	3,339
Total Defense/IT Locations	69,724	66,739	64,627	66,409	67,618	201,090	196,650
Regional Office	7,108	7,465	6,894	8,428	8,942	21,467	28,772
Wholesale Data Center	3,391	3,479	3,374	3,470	3,352	10,244	9,945
Other	236	673	469	263	580	1,378	2,043
Cash NOI from real estate operations	80,459	78,356	75,364	78,570	80,492	234,179	237,410
Straight line rent adjustments and lease incentive amortization	(576)	1,209	519	1,027	244	1,152	(2,363)
Amortization of acquired above- and below-market rents	(98)	(176)	(300)	(287)	(263)	(574)	(836)
Amortization of below-market cost arrangements	(148)	(148)	(149)	(149)	(148)	(445)	(446)
Lease termination fees, gross	830	771	1,155	828	860	2,756	2,083
Tenant funded landlord assets and lease incentives	325	838	1,870	1,377	798	3,033	6,271
Cash NOI adjustments in unconsolidated real estate JV	62	68	67	73	82	197	263
NOI from real estate operations	$80,854	$80,918	$78,526	$81,439	$82,065	$240,298	$242,382

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Nine Months Ended
			9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,760	92.2%	91.3%	91.4%	93.7%	92.9%	91.6%	95.0%
NoVA Defense/IT	12	1,760	80.6%	80.5%	80.0%	79.5%	78.9%	80.4%	86.3%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,252	87.1%	88.3%	87.7%	85.6%	82.5%	87.7%	80.2%
Redstone Arsenal	6	632	99.7%	99.2%	99.2%	99.2%	99.7%	99.4%	99.1%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	14,068	92.1%	91.7%	91.6%	92.6%	91.9%	91.8%	93.8%
Regional Office	7	2,007	88.3%	87.3%	87.3%	90.0%	92.5%	87.7%	92.9%
Core Portfolio Same Properties	145	16,075	91.6%	91.1%	91.1%	92.3%	92.0%	91.3%	93.7%
Other Same Properties	2	157	80.6%	80.6%	79.9%	59.0%	62.2%	80.3%	73.9%
Total Same Properties	147	16,232	91.5%	91.0%	91.0%	92.0%	91.7%	91.2%	93.5%

Corporate Office Properties Trust Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet	Three Months Ended
			9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,760	92.9%	91.7%	91.3%	93.6%	93.4%
NoVA Defense/IT	12	1,760	81.6%	80.6%	80.3%	79.5%	79.1%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,252	88.0%	88.3%	88.0%	87.7%	82.5%
Redstone Arsenal	6	632	100.0%	99.2%	99.2%	99.2%	99.2%
Data Center Shells	11	1,711	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	14,068	92.7%	91.9%	91.6%	92.8%	92.1%
Regional Office	7	2,007	89.0%	87.2%	86.8%	89.5%	92.4%
Core Portfolio Same Properties	145	16,075	92.2%	91.3%	91.0%	92.4%	92.1%
Other Same Properties	2	157	77.2%	82.2%	80.1%	62.3%	53.3%
Total Same Properties	147	16,232	92.1%	91.2%	90.9%	92.1%	91.8%

(1)	Includes office and data center shell properties continually owned and 100% operational since at least 1/1/17.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$59,623	$59,940	$60,542	$60,135	$59,010	$180,105	$177,650
NoVA Defense/IT	11,804	11,458	11,107	11,030	11,120	34,369	33,220
Lackland Air Force Base	11,254	12,382	11,443	11,523	11,024	35,079	35,687
Navy Support	7,899	8,127	7,870	7,586	7,494	23,896	21,953
Redstone Arsenal	3,339	3,281	3,328	3,390	3,247	9,948	9,735
Data Center Shells	2,818	3,186	3,217	3,021	3,007	9,221	9,052
Total Defense/IT Locations	96,737	98,374	97,507	96,685	94,902	292,618	287,297
Regional Office	15,271	15,294	15,168	15,871	16,201	45,733	48,541
Other Properties	1,003	528	783	658	924	2,314	3,273
Same Properties real estate revenues	$113,011	$114,196	$113,458	$113,214	$112,027	$340,665	$339,111
Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,307	$40,246	$39,653	$40,448	$40,014	$120,206	$119,453
NoVA Defense/IT	7,349	7,179	6,775	7,152	6,802	21,303	20,463
Lackland Air Force Base	4,822	4,888	4,845	4,835	4,831	14,555	14,562
Navy Support	4,691	4,696	4,566	4,360	4,337	13,953	12,562
Redstone Arsenal	2,340	2,296	2,398	2,394	2,295	7,034	6,964
Data Center Shells:
Consolidated properties	2,717	2,717	2,665	2,623	2,622	8,099	7,880
COPT’s share of unconsolidated real estate JV (1)	1,206	1,202	1,199	1,203	1,202	3,607	3,602
Total Defense/IT Locations	63,432	63,224	62,101	63,015	62,103	188,757	185,486
Regional Office	7,846	8,125	7,313	8,909	8,898	23,284	27,612
Other Properties	341	588	426	322	639	1,355	2,340
Same Properties NOI	$71,619	$71,937	$69,840	$72,246	$71,640	$213,396	$215,438

(1)     See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,474	$39,906	$38,850	$40,090	$40,207	$119,230	$119,093
NoVA Defense/IT	7,801	7,770	7,212	7,433	7,204	22,783	21,005
Lackland Air Force Base	5,012	5,067	5,024	5,016	4,886	15,103	14,705
Navy Support	4,924	4,934	4,577	4,342	4,266	14,435	12,568
Redstone Arsenal	2,407	2,364	2,384	2,351	2,293	7,155	6,785
Data Center Shells:
Consolidated properties	2,567	2,558	2,476	2,521	2,511	7,601	7,504
COPT’s share of unconsolidated real estate JV (1)	1,144	1,134	1,132	1,130	1,120	3,410	3,339
Total Defense/IT Locations	64,329	63,733	61,655	62,883	62,487	189,717	184,999
Regional Office	7,107	7,463	6,801	8,476	8,602	21,371	25,991
Other Properties	377	613	449	352	527	1,439	1,769
Same Properties cash NOI	71,813	71,809	68,905	71,711	71,616	212,527	212,759
Straight line rent adjustments and lease incentive amortization	(1,088)	(1,005)	(1,556)	(1,050)	(1,298)	(3,649)	(1,758)
Amortization of acquired above- and below-market rents	(98)	(176)	(300)	(287)	(263)	(574)	(836)
Amortization of below-market cost arrangements	(147)	(148)	(147)	(147)	(148)	(442)	(443)
Lease termination fees, gross	759	558	1,008	828	860	2,325	2,083
Tenant funded landlord assets and lease incentives	318	831	1,863	1,118	791	3,012	3,370
Cash NOI adjustments in unconsolidated real estate JV	62	68	67	73	82	197	263
Same Properties NOI	$71,619	$71,937	$69,840	$72,246	$71,640	$213,396	$215,438
Percentage change in total Same Properties cash NOI (2)	0.3%					(0.1)%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	2.9%					2.6%

(1)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 9/30/18
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	468	39	92	8	—	608	4	5	618
Expiring Square Feet	597	46	137	11	—	791	4	5	801
Vacating Square Feet	129	7	45	3	—	183	—	—	183
Retention Rate (% based upon square feet)	78.5%	85.3%	67.3%	74.8%	—%	76.9%	100.0%	100.0%	77.1%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$6.15	$5.92	$3.16	$9.15	$—	$5.72	$19.26	$—	$5.76
Weighted Average Lease Term in Years	4.3	3.3	1.7	2.8	—	3.8	2.6	1.0	3.8
Average Rent Per Square Foot
Renewal Average Rent	$35.37	$31.46	$20.51	$26.26	$—	$32.73	$34.13	$29.28	$32.71
Expiring Average Rent	$32.97	$29.59	$19.71	$23.01	$—	$30.60	$32.43	$29.28	$30.60
Change in Average Rent	7.3%	6.3%	4.1%	14.1%	—%	7.0%	5.3%	—%	6.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.00	$33.00	$20.77	$25.24	$—	$31.81	$33.95	$29.28	$31.80
Expiring Cash Rent	$34.67	$34.40	$20.42	$23.41	$—	$32.33	$34.46	$29.28	$32.32
Change in Cash Rent	(1.9)%	(4.1)%	1.7%	7.8%	—%	(1.6)%	(1.5)%	—%	(1.6)%
Average escalations per year	2.4%	2.5%	2.9%	3.0%	—%	2.4%	4.4%	—%	2.4%
New Leases
Development and Redevelopment Space (3)
Leased Square Feet	1	—	—	18	—	19	—	—	19
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$254.65	$—	$—	$84.50	$—	$96.92	$—	$—	$96.92
Weighted Average Lease Term in Years	10.2	—	—	7.7	—	7.8	—	—	7.8
Average Rent Per Square Foot	$16.15	$—	$—	$19.55	$—	$19.30	$—	$—	$19.30
Cash Rent Per Square Foot	$15.00	$—	$—	$20.04	$—	$19.67	$—	$—	$19.67
Other New Leases (3)
Leased Square Feet	79	6	54	2	—	142	19	—	161
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$51.08	$25.27	$35.10	$2.19	$—	$43.15	$88.67	$—	$48.56
Weighted Average Lease Term in Years	7.7	5.4	5.1	3.8	—	6.5	8.2	—	6.7
Average Rent Per Square Foot	$30.60	$32.76	$25.12	$29.24	$—	$28.58	$32.85	$—	$29.09
Cash Rent Per Square Foot	$29.41	$32.80	$25.47	$27.17	$—	$28.02	$32.16	$—	$28.51
Total Square Feet Leased	549	46	147	28	—	769	23	5	798
Average escalations per year	2.4%	2.6%	2.6%	2.4%	—%	2.4%	2.7%	—%	2.4%
Average escalations excl. data center shells									2.4%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)
Other New Leases includes acquired first generation space and vacated second generation space. Effective 7/1/18, Other New Leases also includes leases executed on developed and redeveloped space previously placed in service; leases of this type executed prior to 7/1/18 were included in Development and Redevelopment Space.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Nine Months Ended 9/30/18
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	1,058	84	314	250	—	1,706	123	5	1,834
Expiring Square Feet	1,454	94	369	253	—	2,170	205	5	2,380
Vacating Square Feet	396	10	55	3	—	464	82	—	546
Retention Rate (% based upon square feet)	72.8%	89.3%	85.1%	98.9%	—%	78.6%	60.0%	100.0%	77.1%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$7.94	$14.37	$1.49	$0.71	$—	$6.01	$19.51	$—	$6.89
Weighted Average Lease Term in Years	4.3	3.1	1.9	1.1	—	3.3	4.8	1.0	3.4
Average Rent Per Square Foot
Renewal Average Rent	$35.61	$29.61	$29.16	$21.61	$—	$32.07	$30.29	$29.28	$31.95
Expiring Average Rent	$32.66	$27.58	$26.82	$21.00	$—	$29.63	$27.17	$29.28	$29.46
Change in Average Rent	9.0%	7.4%	8.7%	2.9%	—%	8.3%	11.5%	—%	8.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$34.46	$29.83	$28.93	$21.58	$—	$31.33	$28.96	$29.28	$31.16
Expiring Cash Rent	$34.52	$31.23	$28.65	$21.02	$—	$31.29	$28.68	$29.28	$31.11
Change in Cash Rent	(0.2)%	(4.5)%	1.0%	2.7%	—%	0.1%	1.0%	—%	0.2%
Average escalations per year	2.6%	2.6%	2.2%	3.0%	—%	2.5%	2.5%	—%	2.5%
New Leases
Development and Redevelopment Space (3)
Leased Square Feet	85	159	—	18	432	694	—	—	694
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$60.14	$78.41	$—	$84.50	$—	$27.49	$—	$—	$27.49
Weighted Average Lease Term in Years	9.2	10.0	—	7.7	12.0	11.1	—	—	11.1
Average Rent Per Square Foot	$29.38	$35.15	$—	$19.55	$17.60	$23.11	$—	$—	$23.11
Cash Rent Per Square Foot	$28.31	$35.15	$—	$20.04	$15.70	$21.82	$—	$—	$21.82
Other New Leases (4)
Leased Square Feet	180	28	96	7	—	311	32	5	348
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$39.38	$45.69	$34.16	$33.55	$—	$38.21	$86.10	$20.96	$42.35
Weighted Average Lease Term in Years	7.6	5.2	5.4	5.6	—	6.7	7.5	2.5	6.7
Average Rent Per Square Foot	$26.32	$29.84	$24.52	$25.77	$—	$26.07	$32.63	$25.60	$26.67
Cash Rent Per Square Foot	$25.18	$29.10	$24.77	$23.84	$—	$25.38	$31.39	$24.95	$25.92
Total Square Feet Leased	1,323	271	410	275	432	2,711	155	10	2,876
Average escalations per year	2.6%	0.6%	2.4%	2.4%	2.5%	2.3%	2.5%	3.5%	2.3%
Average escalations excl. data center shells									2.2%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate excludes the effect of 108,000 square feet vacated in a property in the Ft Meade/BW Corridor that was removed from service for redevelopment in June 2018; our retention rate would be 70.0% if the effect of this vacancy was included. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)
Excludes a long-term contract executed in June 2018 to use an asset at a confidential Defense/IT Location, the economics of which are equivalent to that of a 115,000 square foot office property or 190,000 data center shell lease.

(4)
Other New Leases includes acquired first generation space and vacated second generation space. Effective 7/1/18, Other New Leases also includes leases executed on developed and redeveloped space previously placed in service; leases of this type executed prior to 7/1/18 are included in Development and Redevelopment Space.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	362	$13,268	2.8%	$36.7
NoVA Defense/IT	17	188	—%	11.05
Navy Support	101	1,994	0.4%	19.71
Redstone Arsenal	4	235	—%	52.68
Regional Office	10	306	0.1%	29.42
2018	494	15,991	3.3%	32.34
Ft Meade/BW Corridor	1,500	48,508	10.1%	32.33
NoVA Defense/IT	314	11,920	2.5%	37.96
Navy Support	165	3,877	0.8%	23.54
Redstone Arsenal	43	992	0.2%	23.16
Data Center Shells-Consolidated properties	155	2,675	0.6%	17.26
Regional Office	125	3,888	0.8%	31.14
2019	2,302	71,860	15.0%	31.22
Ft Meade/BW Corridor	1,073	36,921	7.7%	34.40
NoVA Defense/IT	175	5,165	1.1%	29.50
Lackland Air Force Base	250	11,437	2.4%	45.69
Navy Support	229	9,146	1.9%	40.01
Redstone Arsenal	253	5,306	1.1%	20.94
Regional Office	83	2,641	0.5%	31.65
2020	2,063	70,616	14.7%	34.21
Ft Meade/BW Corridor	878	30,120	6.3%	34.30
NoVA Defense/IT	108	3,025	0.6%	28.00
Navy Support	253	7,050	1.5%	27.91
Redstone Arsenal	167	3,628	0.8%	21.68
Regional Office	39	1,196	0.2%	30.89
2021	1,445	45,019	9.4%	31.16
Ft Meade/BW Corridor	593	17,088	3.6%	28.80
NoVA Defense/IT	107	3,439	0.7%	32.13
Navy Support	139	3,107	0.6%	22.29
Redstone Arsenal	2	55	—%	29.31
Regional Office	519	16,902	3.5%	32.59
2022	1,360	40,591	8.4%	29.84
Thereafter
Consolidated Properties	7,709	231,036	48.1%	29.97
Unconsolidated JV Properties	962	5,515	1.1%	11.47
Core Portfolio	16,335	$480,628	100.0%	$29.76

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio	16,335	$480,628	99.3%	$29.76
Other Properties	121	3,159	0.7%	26.02
Total Portfolio	16,456	$483,787	100.0%	$29.73
Consolidated Portfolio	15,494	$478,272
Unconsolidated JV Properties	962	$5,515

Note: As of 9/30/18, the weighted average lease term is 4.7 years for the Core Portfolio, 4.7 years for the Total Portfolio and 4.6 years for the Consolidated Portfolio.

Wholesale Data Center

Year of Lease Expiration	Critical Load(MW)	Total Annualized Rental Revenue of Expiring Leases (3)(000's)
2018	0.11	$218
2019	2.00	4,114
2020	11.55	14,468
2021	0.05	113
2022	3.00	1,941
Thereafter	0.15	2,167
	16.86	$23,021

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/18 of 317,000 for the Core Portfolio. With regard to properties owned through an unconsolidated real estate joint venture, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2019 Core Portfolio Quarterly Lease Expiration Analysis as of 9/30/18 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	Percentage of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	270	$8,114	1.7%	$30.02
NoVA Defense/IT	3	92	—%	34.40
Navy Support	41	777	0.2%	19.03
Regional Office	59	1,757	0.4%	30.04
Q1 2019	373	10,740	2.3%	28.85
Ft Meade/BW Corridor	223	6,273	1.3%	28.13
NoVA Defense/IT	130	5,157	1.1%	39.76
Navy Support	16	376	0.1%	23.63
Data Center Shells-Consolidated Properties	155	2,675	0.6%	17.26
Regional Office	33	1,067	0.2%	32.60
Q2 2019	557	15,548	3.3%	27.95
Ft Meade/BW Corridor	209	7,102	1.5%	34.02
NoVA Defense/IT	72	1,921	0.4%	26.73
Navy Support	62	1,085	0.2%	17.43
Redstone Arsenal	14	280	0.1%	20.49
Regional Office	2	75	—%	48.43
Q3 2019	359	10,463	2.2%	29.22
Ft Meade/BW Corridor	796	27,020	5.6%	33.84
NoVA Defense/IT	110	4,750	1.0%	43.26
Navy Support	46	1,639	0.3%	35.86
Redstone Arsenal	29	711	0.1%	24.41
Regional Office	32	989	0.2%	30.82
Q4 2019	1,013	35,109	7.3%	34.58

	2,302	$71,860	15.0%	$31.22

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/18.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 9/30/18 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our Core Portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 9/30/18 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells (3)	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$162,574	32.1%	4,100	5.0
VADATA, Inc.		43,001	8.5%	2,582	8.0
General Dynamics Corporation		29,169	5.8%	764	3.0
The Boeing Company		19,793	3.9%	688	2.4
Northrop Grumman Corporation		12,052	2.4%	450	1.5
CareFirst, Inc.		11,460	2.3%	342	4.3
Booz Allen Hamilton, Inc.		10,600	2.1%	294	2.8
CACI International Inc		7,540	1.5%	224	2.2
University of Maryland		7,290	1.4%	242	5.2
Wells Fargo & Company		6,891	1.4%	186	9.3
The Raytheon Company		5,525	1.1%	147	2.6
Miles and Stockbridge, PC		5,504	1.1%	160	9.0
KEYW Corporation		5,243	1.0%	177	6.3
Kratos Defense and Security Solutions		5,063	1.0%	131	1.6
Transamerica Life Insurance Company		4,712	0.9%	141	3.3
Science Applications International Corp.		4,516	0.9%	127	2.8
The MITRE Corporation		4,358	0.9%	122	3.9
Accenture Federal Services, LLC		3,831	0.8%	128	1.2
AT&T Corporation		3,822	0.8%	153	1.7
International Business Machines Corp.		3,566	0.7%	178	0.6
Subtotal Top 20 Tenants		356,510	70.3%	11,336	5.0
All remaining tenants		150,298	29.7%	5,120	4.1
Total/Weighted Average		$506,808	100.0%	16,456	4.7

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For six properties owned through an unconsolidated real estate joint venture, includes COPT’s share of those properties’ ARR of $5.5 million (see page 33 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 9/30/18, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/18, $2.0 million in ARR (or 1.0% of our ARR from the United States Government and 0.4% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Summary of Construction Projects as of 9/30/18 (1)
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 10/24/18	as of 9/30/18 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
Project EX (4) Confidential	Defense/IT Locations	N/A	100%	$26,337	$11,287	$—	4Q 18	4Q 18
MP 2 Northern Virginia	Data Center Shells	216	100%	36,159	27,369	—	4Q 18	4Q 18
DC 23 Northern Virginia	Data Center Shells	149	100%	21,347	3,338	—	1Q 19	1Q 19
IN 1 Northern Virginia	Data Center Shells	150	100%	18,745	2,534	—	1Q 19	1Q 19
MP 1 Northern Virginia	Data Center Shells	216	100%	36,080	15,629	—	2Q 19	2Q 19
IN 2 Northern Virginia	Data Center Shells	216	100%	29,600	3,576	—	2Q 19	2Q 19
5801 University Research Court (5) College Park, Maryland	Ft Meade/BW Corridor	71	86%	18,844	15,938	13,505	3Q 18	3Q 19
4100 Market Street Huntsville, Alabama	Redstone Arsenal	36	59%	7,459	4,639	—	4Q 18	4Q 19
4000 Market Street Huntsville, Alabama	Redstone Arsenal	43	40%	9,099	5,980	—	4Q 18	4Q 19
2100 L Street Washington, DC	Regional Office	190	43%	174,000	78,546	—	1Q 20	1Q 21
Total Under Construction		1,287	89%	$377,670	$168,836	$13,505

(1)	Includes properties under, or contractually committed for, construction as of 9/30/18. Also included are IN 1 and IN 2, which were leased subsequent to 9/30/18.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Represents land under a long-term contract.

(5)	Although classified as under construction, 60,000 square feet were operational as of 9/30/18.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/18
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	Percentage Leased as of 9/30/18	as of 9/30/18 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7142 Columbia Gateway (3) Columbia, Maryland	Ft Meade/BW Corridor	22	100%	$622	$3,435	$4,057	$3,952	$3,439	1Q 18	4Q 18
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	106	0%	11,019	14,962	25,981	11,571	11,019	1Q 19	1Q 20
Total Under Redevelopment		128	17%	$11,641	$18,397	$30,038	$15,523	$14,458

(1)	Cost includes land, construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	A portion of this property was redeveloped (22,000 of the 47,000 square feet). Of the square feet under redevelopment, 18,000 square feet were operational as of 9/30/18.

Corporate Office Properties Trust
Construction and Redevelopment Placed in Service as of 9/30/18
(square feet in thousands)

		Total Property			Square Feet Placed in Service in 2018				Space Placed in Service % Leased as of 9/30/18
	Property Segment	% Leased as of 9/30/18
Property and Location			Rentable Square Feet	Prior Year	1st Quarter	2nd Quarter	3rd Quarter	Total 2018
540 National Business Parkway Annapolis Junction, Maryland	Ft Meade/BW Corridor	49%	145	71	74	—	—	74	49%
7142 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	100%	22	—	11	2	5	18	100%
BLC 1 Northern Virginia	Data Center Shells	100%	149	—	—	149	—	149	100%
BLC 2 Northern Virginia	Data Center Shells	100%	149	—	—	—	149	149	100%
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	86%	71	—	—	—	60	60	100%
Total Construction/Redevelopment Placed in Service (1)		84%	536	71	85	151	214	450	86%

(1)
Excludes 310 Sentinel Way and NOVA Office B, two properties that were completed in 2016 but reported as construction projects through 12/31/17 since they were held for future lease to the United States Government.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 9/30/18 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Carrying Amount
Land Owned/Controlled for Future Development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	27	590
Other	131	1,440
Total Fort Meade/BW Corridor	354	4,136
NoVA Defense/IT	59	1,965
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	422	4,005
Total Defense/IT Locations	928	11,000
Regional Office	10	900
Total land owned/controlled for future development	938	11,900	$257,288

Other land owned/controlled	150	1,638	4,520
Land held, net	1,088	13,538	$261,808

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	9/30/18
Debt
Secured debt	5.3	4.18%	4.08%	$172,801
Unsecured debt	4.3	4.08%	4.14%	1,650,511
Total Consolidated Debt	4.4	4.09%	4.14%	$1,823,312

Fixed rate debt (2)	4.9	4.30%	4.18%	$1,713,006
Variable rate debt	2.8	3.49%	3.48%	110,306
Total Consolidated Debt				$1,823,312

Preferred Equity		Redeemable
7.5% Series I Convertible Preferred Units (3)		Sep-19		$8,800

Common Equity
Common Shares				108,848
Common Units				1,355
Total Common Shares and Units				110,203

Closing Common Share Price on 9/28/18				$29.83
Common Equity Market Capitalization				$3,287,355

Total Equity Market Capitalization				$3,296,155

Total Market Capitalization				$5,119,467

Forward Equity Sale Agreements Capacity (4)				$86,505
(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $362.9 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Based on settlement value on remaining capacity as of 9/30/18.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Positive	9/12/18
Moody’s	Baa3	Positive	8/27/18
Standard & Poor’s	BBB-	Stable	5/1/18

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/18
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$99,000	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$520	$—	Nov-19
Senior Unsecured Notes					7200 & 7400 Redstone Gateway (3)	L + 1.85%		12,931	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		17,892	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		52,800	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (3)	4.47%	(4)	34,178	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (3)	3.82%		43,174	35,603	Jun-26
Unsecured Bank Term Loans					2100 L Street (2)(3)	L + 2.35%		11,306	11,306	Sep-22	(5)
2020 Maturity	L + 1.40%	$100,000	May-20	(2)	Total Secured Debt	4.18%		$172,801
2022 Maturity	L + 1.35%	250,000	Dec-22	(2)
Subtotal - Term Loans	3.47%	350,000
Other Unsecured Debt	—%	1,511	May-26
Total Unsecured Debt	4.08%	$1,650,511

Debt Summary
Total Unsecured Debt	4.08%	$1,650,511
Total Secured Debt	4.18%	172,801
Consolidated Debt	4.09%	$1,823,312
Net discounts and deferred
financing costs		(15,282)
Debt, per balance sheet		$1,808,030

Consolidated Debt		$1,823,312
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,853,312

(1)
On 10/10/18, we entered into a new $800 million Revolving Credit Facility to replace our existing facility that was scheduled to mature in May 2019. The new facility matures in March 2023 and may be extended for two six-month periods, at our option. The initial spread over LIBOR for the new facility is LIBOR + 1.10%.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	The loan maturity may be extended by one year, provided certain conditions are met.

(6)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 9/30/18 (continued)

(1) Revolving Credit Facility maturity of $99.0 million is included above in 2024 maturities based on the maturity date of our new facility and assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	9/30/18		Term Loan Covenants (1)	Required	9/30/18
Total Debt / Total Assets	< 60%	39.2%		Total Debt / Total Assets	< 60%	35.4%
Secured Debt / Total Assets	< 40%	3.7%		Secured Debt / Total Assets	< 40%	3.5%
Debt Service Coverage	> 1.5x	3.9x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.5x
Unencumbered Assets / Unsecured Debt	> 150%	253.3%		Unsecured Debt / Unencumbered Assets	< 60%	35.3%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.1x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 29	$1,853,312		# of unencumbered properties		145
Adjusted book	p. 36	$4,701,076		% of total portfolio		90%
Net debt / adjusted book ratio		39.2%		Unencumbered square feet in-service		15,404
Net debt plus pref. equity / adj. book ratio		39.4%		% of total portfolio		86%
Net debt	p. 36	$1,843,376		NOI from unencumbered real estate operations		$74,199
Net debt plus preferred equity	p. 36	$1,852,176		% of total NOI from real estate operations		92%
In-place adjusted EBITDA	p. 10	$75,934		Adjusted EBITDA from unencumbered real estate operations		$69,260
Net debt / in-place adjusted EBITDA ratio		6.1	x	% of total adjusted EBITDA from real estate operations		91%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.1	x	Unencumbered adjusted book		$4,209,044
Denominator for debt service coverage	p. 35	$19,639		% of total adjusted book		90%
Denominator for fixed charge coverage	p. 35	$21,214
Adjusted EBITDA	p. 10	$75,768
Adjusted EBITDA debt service coverage ratio		3.9	x
Adjusted EBITDA fixed charge coverage ratio		3.6	x

(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 9/30/18
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for the Three Months Ended 9/30/18 (1)	NOI for the Nine Months Ended 9/30/18 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	302	100.0%	100.0%	$1,697	$4,434	$64,867	$43,174	50%
Huntsville, Alabama:
LW Redstone Company, LLC (6 properties)	514	98.7%	99.1%	1,833	5,559	81,590	47,109	85%
Total/Average	816	98.1%	99.4%	$3,530	$9,993	$146,457	$90,283

Non-operating Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	461	$9,981	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	84,162	—	85%
Washington, DC:
Stevens Place	190	79,093	11,306	95%
Total	4,735	$173,236	$11,306

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)	Total assets include $52.7 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 9/30/18
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$40,318
Number of properties	6
Square feet	962
Percentage occupied	100%

Balance sheet information	Venture	COPT’s Share (1)
Operating properties, net	$124,219	$62,110
Total Assets	$140,841	$70,420
Debt	$59,635	$29,818

	Three Months Ended 9/30/18		Nine Months Ended 9/30/18
Operating information	Venture	COPT’s Share (1)	Venture	COPT’s Share (1)
Revenue	$2,891	$1,446	$8,705	$4,353
Operating expenses	(478)	(240)	(1,491)	(746)
NOI and EBITDA	2,413	1,206	7,214	3,607
Interest expense	(533)	(266)	(1,582)	(791)
Depreciation and amortization	(1,129)	(564)	(3,383)	(1,691)
Net income	$751	$376	$2,249	$1,125

NOI (per above)	$2,413	$1,206	$7,214	$3,607
Tenant funded landlord assets	—	—	(399)	(199)
Straight line rent adjustments	(124)	(62)	5	2
Cash NOI	$2,289	$1,144	$6,820	$3,410

(1) COPT’s share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17

Gain on sales of real estate, net, per statements of operations	$—	$(23)	$(4)	$4,452	$1,188	$(27)	$5,438
Gain on sales of non-operating properties	—	—	—	—	(1,180)	—	(5,399)
Gain on sales of previously depreciated operating properties	$—	$(23)	$(4)	$4,452	$8	$(27)	$39

Impairment losses (recoveries), per statements of operations	$—	$—	$—	$13,659	$(161)	$—	$1,464
Impairment (losses) recoveries on previously depreciated operating properties	—	—	—	(9,004)	159	—	(1,451)
Impairment losses (recoveries) on non-operating properties	$—	$—	$—	$4,655	$(2)	$—	$13

NOI from real estate operations (1)
Real estate revenues	$128,988	$129,162	$128,278	$127,685	$127,231	$386,428	$382,295
Real estate property operating expenses	(49,340)	(49,446)	(50,951)	(47,449)	(46,368)	(149,737)	(143,515)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,206	1,202	1,199	1,203	1,202	3,607	3,602
NOI from real estate operations	80,854	80,918	78,526	81,439	82,065	240,298	242,382
General and administrative expenses	(5,796)	(6,067)	(5,861)	(5,552)	(5,692)	(17,724)	(18,456)
Leasing expenses	(1,103)	(1,561)	(1,431)	(1,447)	(1,676)	(4,095)	(5,382)
Business development expenses and land carry costs	(1,567)	(1,234)	(1,614)	(1,646)	(1,277)	(4,415)	(4,567)
NOI from construction contracts and other service operations	365	640	982	853	998	1,987	2,369
Impairment (losses) recoveries on non-operating properties	—	—	—	(4,655)	2	—	(13)
Equity in loss of unconsolidated non-real estate entities	(2)	(1)	(2)	(2)	(1)	(5)	(3)
Interest and other income	1,486	1,439	1,359	1,501	1,508	4,284	4,817
Loss on early extinguishment of debt	—	—	—	—	—	—	(513)
Gain on sales of non-operating properties	—	—	—	—	1,180	—	5,399
Interest expense	(19,181)	(18,945)	(18,784)	(19,211)	(19,615)	(56,910)	(57,772)
COPT’s share of interest expense of unconsolidated real estate JV (2)	(266)	(264)	(261)	(266)	(267)	(791)	(792)
Income tax benefit (expense)	291	(63)	(55)	(953)	(57)	173	(145)
FFO - per NAREIT (1)	$55,081	$54,862	$52,859	$50,061	$57,168	$162,802	$167,324

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 33 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	9/30/18	9/30/17
Total interest expense	$19,181	$18,945	$18,784	$19,211	$19,615	$56,910	$57,772
Less: Amortization of deferred financing costs	(468)	(468)	(468)	(443)	(554)	(1,404)	(2,485)
Less: Amortization of net debt discounts, net of amounts capitalized	(362)	(358)	(354)	(350)	(347)	(1,074)	(1,029)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(33)	(34)	(34)	(54)	(53)	(101)	(89)
Gain on interest rate derivatives	—	—	—	191	34	—	43
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	261	258	255	260	261	774	774
Denominator for interest coverage	18,579	18,343	18,183	18,815	18,956	55,105	54,986
Scheduled principal amortization	1,060	1,049	1,052	1,034	1,015	3,161	3,028
Denominator for debt service coverage	19,639	19,392	19,235	19,849	19,971	58,266	58,014
Capitalized interest	1,410	1,397	1,374	1,032	1,055	4,181	4,197
Preferred share dividends	—	—	—	—	—	—	6,219
Preferred unit distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$21,214	$20,954	$20,774	$21,046	$21,191	$62,942	$68,925

Preferred share dividends	$—	$—	$—	$—	$—	$—	$6,219
Preferred unit distributions	165	165	165	165	165	495	495
Common share dividends - unrestricted shares	29,821	28,284	27,974	27,747	27,282	86,079	81,742
Common share dividends - restricted shares	114	117	117	112	95	348	337
Common unit distributions	373	879	879	894	895	2,131	2,767
Total dividends/distributions	$30,473	$29,445	$29,135	$28,918	$28,437	$89,053	$91,560

Common share dividends - unrestricted shares	$29,821	$28,284	$27,974	$27,747	$27,282	$86,079	$81,742
Common unit distributions	373	879	879	894	895	2,131	2,767
Dividends and distributions for payout ratios	$30,194	$29,163	$28,853	$28,641	$28,177	$88,210	$84,509

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Total Assets	$3,650,366	$3,612,362	$3,596,238	$3,595,205	$3,576,841
Accumulated depreciation	867,659	839,478	813,457	786,193	759,262
Accumulated depreciation included in assets held for sale	—	—	—	—	24,903
Accumulated amort. of real estate intangibles and deferred leasing costs	200,229	201,645	197,520	193,151	187,219
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	—	—	—	1,874
COPT’s share of liabilities of unconsolidated real estate JV	30,103	30,015	30,100	29,908	30,028
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	4,881	4,317	3,752	3,189	2,627
Less: Disposed property included in assets held for sale (1)	(42,226)	(42,226)	(42,226)	(42,226)	—
Less: Cash and cash equivalents	(9,492)	(8,472)	(8,888)	(12,261)	(10,858)
Less: COPT’s share of cash of unconsolidated real estate JV	(444)	(410)	(295)	(371)	(376)
Adjusted book	$4,701,076	$4,636,709	$4,589,658	$4,552,788	$4,571,520

Gross debt (page 29)	$1,853,312	$1,914,066	$1,898,115	$1,872,167	$1,917,201
Less: Cash and cash equivalents	(9,492)	(8,472)	(8,888)	(12,261)	(10,858)
Less: COPT’s share of cash of unconsolidated real estate JV	(444)	(410)	(295)	(371)	(376)
Net debt	$1,843,376	$1,905,184	$1,888,932	$1,859,535	$1,905,967
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,852,176	$1,913,984	$1,897,732	$1,868,335	$1,914,767

(1)
We provided a financial guaranty to the buyer of this property under which we provided a limited indemnification for losses it could incur related to a potential defined capital event occurring on the property. Accordingly, we did not recognize the sale of the property for accounting purposes until the expiration of the guaranty on 10/1/18, and we reported the sale price of the property, less sale costs, as a liability on our consolidated balance sheet as of 12/31/17 and each subsequent reporting date through 9/30/18. Our financial guaranty to the buyer expired on 10/1/18, resulting in no loss to us.

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint venture (“JV”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JV and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements and executive transition costs.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate JV
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses on operating properties, gain on sales of operating properties and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental

Corporate Office Properties Trust
Definitions

measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to EBITDAre.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through an unconsolidated real estate JV, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Construction Properties — Properties under, or contractually committed for, construction.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics. In prior years, this segment also included suburban properties that did not meet these characteristics (that were since disposed).

Same Properties — Operating office and data center shell properties continually owned and 100% operational since at least 1/1/17, excluding properties held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated real estate JV.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports Third Quarter 2018 Results

COLUMBIA, MD October 25, 2018 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter and nine months ended September 30, 2018.

Management Comments

“We had a solid third quarter during which results met or modestly exceeded our quarterly guidance,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “Momentum from the fiscal year 2017 Defense budget continues to drive leasing, as defense contractors and U.S. Government agencies advance plans for new, strategically located facilities to accommodate mission growth and to comply with security mandates. We completed 2.9 million square feet of leasing in the first nine months of the year, including 694,000 square feet of development leasing. With the two build to suit projects announced earlier today, we have completed over one million square feet of development leasing to-date. We also completed 348,000 square feet of new leasing in the first nine months, which is 50% more volume than leasing achieved in the prior year period.” He continued, “We expect to see new demand related to the 2018 budget emerge and to broaden the scope of leasing opportunities next year.”

Financial Highlights

3rd Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.18 for the quarter ended September 30, 2018 as compared to $0.21 for the third quarter of 2017.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.50 for the third quarter of 2018 as compared to $0.54 for the third quarter of 2017.

•	FFOPS, as adjusted for comparability, was $0.50 for the quarter ended September 30, 2018 as compared to $0.53 for the third quarter of 2017.

Adjustments for comparability encompass items such as gains and impairment losses on non-operating properties, derivative gains (losses), demolition costs of redevelopment and nonrecurring improvements, and executive transition costs.

Operating Performance Highlights

Operating Portfolio Summary:

•	At September 30, 2018, the Company’s core portfolio of 159 operating office properties was 92.2% occupied and 94.0% leased.

i

•
During the quarter, the Company placed 214,000 square feet of development into service that were 100% leased. During the nine months ended September 30, 2018, the Company placed 450,000 square feet into service in properties that were 86% leased.

Same-Property Performance:

•	At September 30, 2018, COPT’s same-property portfolio of 147 buildings was 92.1% occupied and 93.8% leased.

•
For the quarter and nine months ended September 30, 2018, the Company’s same-property cash NOI from Defense/IT locations increased 2.9% and 2.6%, respectively, over the prior year’s comparable periods. For the same time periods, the Company’s total same-property cash NOI increased 0.3% and decreased 0.1%, respectively, over the prior year’s comparable periods.

Leasing:

•
Square Feet Leased - For the quarter ended September 30, 2018, the Company leased 798,000 total square feet, including 618,000 square feet of renewing leases, 161,000 square feet of new leases on vacant space, and 19,000 square feet in development projects.

For the nine months ended September 30, 2018, the Company leased 2.9 million total square feet, including 1.8 million square feet of renewing leases, 348,000 square feet of new leases on vacant space, and 694,000 square feet in development projects.

•	Renewal Rates - During the third quarter and for the nine months ended September 30, 2018, the Company renewed 77% of total expiring leases.

•
Rent Spreads & Average Escalations on Renewing Leases - For the quarter ended September 30, 2018, rents on renewed space increased 6.9% on a GAAP basis and decreased 1.6% on a cash basis; average annual escalations on renewing leases in the third quarter were 2.4%. For the nine months ended September 30, 2018, rents on renewed space increased 8.4% on a GAAP basis and 0.2% on a cash basis; average annual escalations on renewing leases for the nine months were 2.5%.

•
Lease Terms - In the third quarter, lease terms averaged 3.8 years on renewing leases, 6.7 years on new leasing of vacant space, and 7.8 years on development leasing. For the nine months, lease terms averaged 3.4 years on renewing leases, 6.7 years on new leasing of vacant space, and 11.1 years on development leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Construction Pipeline. At October 24, 2018, the Company’s construction pipeline consisted of ten properties totaling 1.3 million square feet that were 89% leased. These projects have a total estimated cost of $377.7 million, of which $168.8 million has been incurred.

•
Redevelopment. At the end of the quarter, two projects were under redevelopment totaling 128,000 square feet that were 17% leased. The Company has invested $15.5 million of the $30.0 million anticipated total cost.

Balance Sheet and Capital Transaction Highlights

•
As of September 30, 2018, the Company’s net debt plus preferred equity to adjusted book ratio was 39.4% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.1x. For the same period, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.6x.

•
As of September 30, 2018 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.14%; additionally, 94% of the Company’s debt was subject to fixed interest rates and the consolidated debt portfolio had a weighted average maturity of 4.4 years.

•
During the third quarter, the Company issued 2.75 million common shares under its forward equity sale agreement for net proceeds of $80.2 million. Also during the quarter, the Company issued 992,000 common shares through its At-the-Market (“ATM”) program at an average gross price of $30.46 per share for net proceeds of $29.8 million.

•
After the quarter, the Company entered into a new $800 million credit agreement to replace its existing $800 million revolving credit facility that was scheduled to mature in May 2019. The new credit facility has a maturity date of March 2023, plus two six-month extension options. The new facility’s interest rate is calculated as LIBOR plus 77.5-145 basis points; based on the Company’s current credit ratings, the initial spread over LIBOR is 110 basis points.

2018 Guidance
Management is tightening its previously issued guidance range for full year EPS and FFOPS, as adjusted for comparability, to revised ranges of $0.65-$0.67 and $2.00-$2.02, respectively. Management is also tightening its previously issued EPS and FFOPS, as adjusted for comparability, guidance for the fourth quarter ending December 31, 2018, to ranges of $0.15-$0.17 and $0.49-$0.51, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Quarter Ending		Year Ending
	December 31, 2018		December 31, 2018
	Low	High	Low	High
EPS	$0.15	$0.17	$0.65	$0.67
Real estate depreciation and amortization	0.35	0.35	1.35	1.35
Gain on sales of depreciable real estate	(0.01)	(0.01)	(0.01)	(0.01)
FFOPS, NAREIT definition	0.49	0.51	1.99	2.01
Other	—	—	0.01	0.01
FFOPS, as adjusted for comparability	$0.49	$0.51	$2.00	$2.02

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2018 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss third quarter 2018 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:            Friday, October 26, 2018
Time:                      12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)    661-378-9894
Passcode:                  7587659

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on COPT’s Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, October 26, through 2:00 p.m. Eastern Time on Friday, November 9. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 7587659.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of September 30, 2018, the Company derived 88% of its core portfolio annualized revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including six buildings owned through an unconsolidated joint venture, COPT’s core portfolio of 159 office and data center shell properties encompassed 17.7 million square feet and was 94.0% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	possible adverse changes in tax laws;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Real estate revenues	$128,988	$127,231	$386,428	$382,295
Construction contract and other service revenues	8,423	29,786	53,202	65,958
Total revenues	137,411	157,017	439,630	448,253
Expenses
Property operating expenses	49,340	46,368	149,737	143,515
Depreciation and amortization associated with real estate operations	34,195	34,438	100,897	100,290
Construction contract and other service expenses	8,058	28,788	51,215	63,589
Impairment (recoveries) losses	—	(161)	—	1,464
General and administrative expenses	5,796	5,692	17,724	18,456
Leasing expenses	1,103	1,676	4,095	5,382
Business development expenses and land carry costs	1,567	1,277	4,415	4,567
Total operating expenses	100,059	118,078	328,083	337,263
Operating income	37,352	38,939	111,547	110,990
Interest expense	(19,181)	(19,615)	(56,910)	(57,772)
Interest and other income	1,486	1,508	4,284	4,817
Loss on early extinguishment of debt	—	—	—	(513)
Income before equity in income of unconsolidated entities and income taxes	19,657	20,832	58,921	57,522
Equity in income of unconsolidated entities	374	371	1,120	1,118
Income tax benefit (expense)	291	(57)	173	(145)
Gain on sales of real estate	—	1,188	(27)	5,438
Net income	20,322	22,334	60,187	63,933
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(380)	(693)	(1,532)	(1,576)
Preferred units in the OP	(165)	(165)	(495)	(495)
Other consolidated entities	(1,080)	(897)	(2,879)	(2,738)
Net income attributable to COPT	18,697	20,579	55,281	59,124
Preferred share dividends	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	(6,847)
Net income attributable to COPT common shareholders	$18,697	$20,579	$55,281	$46,058

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$18,697	$20,579	$55,281	$46,058
Amount allocable to share-based compensation awards	(114)	(95)	(348)	(337)
Numerator for diluted EPS	$18,583	$20,484	$54,933	$45,721
Denominator:
Weighted average common shares - basic	104,379	99,112	102,401	98,855
Dilutive effect of share-based compensation awards	231	146	165	154
Dilutive effect of forward equity sale agreements	178	—	60	—
Weighted average common shares - diluted	104,788	99,258	102,626	99,009
Diluted EPS	$0.18	$0.21	$0.54	$0.46

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$20,322	$22,334	$60,187	$63,933
Real estate-related depreciation and amortization	34,195	34,438	100,897	100,290
Impairment (recoveries) losses on previously depreciated operating properties	—	(159)	—	1,451
Gain on sales of previously depreciated operating properties	—	(8)	27	(39)
Depreciation and amortization on unconsolidated real estate JV	564	563	1,691	1,689
Funds from operations (“FFO”)	55,081	57,168	162,802	167,324
Preferred share dividends	—	—	—	(6,219)
Issuance costs associated with redeemed preferred shares	—	—	—	(6,847)
Noncontrolling interests - preferred units in the OP	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(1,060)	(917)	(2,757)	(2,801)
Basic and diluted FFO allocable to share-based compensation awards	(214)	(215)	(651)	(616)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	53,642	55,871	158,899	150,346
Gain on sales of non-operating properties	—	(1,180)	—	(5,399)
Impairment (recoveries) losses on non-operating properties	—	(2)	—	13
Gain on interest rate derivatives	—	(34)	—	(43)
Loss on early extinguishment of debt	—	—	—	513
Issuance costs associated with redeemed preferred shares	—	—	—	6,847
Demolition costs on redevelopment and nonrecurring improvements	251	—	299	294
Executive transition costs	46	2	422	732
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	5	(3)	(12)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	53,938	54,662	159,617	153,291
Straight line rent adjustments and lease incentive amortization	582	(561)	(1,441)	1,389
Amortization of intangibles included in net operating income	153	318	740	1,002
Share-based compensation, net of amounts capitalized	1,557	1,272	4,592	3,830
Amortization of deferred financing costs	468	554	1,404	2,485
Amortization of net debt discounts, net of amounts capitalized	362	347	1,074	1,029
Accum. other comprehensive loss on derivatives amortized to expense	33	53	101	89
Replacement capital expenditures	(18,803)	(15,233)	(49,936)	(39,551)
Other diluted AFFO adjustments associated with real estate JVs	50	(53)	149	(171)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$38,340	$41,359	$116,300	$123,393
Diluted FFO per share	$0.50	$0.54	$1.51	$1.47
Diluted FFO per share, as adjusted for comparability	$0.50	$0.53	$1.51	$1.50
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2018	December 31, 2017
Balance Sheet Data
Properties, net of accumulated depreciation	$3,207,427	$3,141,105
Total assets	3,650,366	3,595,205
Debt, per balance sheet	1,808,030	1,828,333
Total liabilities	2,015,206	2,103,773
Redeemable noncontrolling interest	25,431	23,125
Equity	1,609,729	1,468,307
Net debt to adjusted book	39.2%	40.8%

Core Portfolio Data (as of period end) (1)
Number of operating properties	159	156
Total net rentable square feet owned (in thousands)	17,710	17,059
Occupancy %	92.2%	94.5%
Leased %	94.0%	95.1%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2018		2017		2018		2017
Payout ratios
Diluted FFO	56.3%		50.4%		55.5%		56.2%
Diluted FFO, as adjusted for comparability	56.0%		51.5%		55.3%		55.1%
Diluted AFFO	78.8%		68.1%		75.8%		68.5%
Adjusted EBITDA fixed charge coverage ratio	3.6	x	3.6	x	3.6	x	3.3	x
Net debt to in-place adjusted EBITDA ratio (2)	6.1	x	6.2	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.1	x	6.2	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	104,788		99,258		102,626		99,009
Weighted average common units	2,135		3,350		2,847		3,400
Denominator for diluted FFO per share and as adjusted for comparability	106,923		102,608		105,473		102,409

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$29,821	$27,282	$86,079	$81,742
Common unit distributions	373	895	2,131	2,767
Dividends and distributions for payout ratios	$30,194	$28,177	$88,210	$84,509

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$20,322	$22,334	$60,187	$63,933
Interest expense	19,181	19,615	56,910	57,772
Income tax (benefit) expense	(291)	57	(173)	145
Depreciation of furniture, fixtures and equipment	561	577	1,543	1,673
Real estate-related depreciation and amortization	34,195	34,438	100,897	100,290
Impairment (recoveries) losses on previously depreciated operating properties	—	(159)	—	1,451
Gain on sales of previously depreciated operating properties	—	(8)	27	(39)
Adjustments from unconsolidated real estate JV	830	830	2,482	2,481
EBITDAre	74,798	77,684	221,873	227,706
Impairment (recoveries) losses on non-operating properties	—	(2)	—	13
Loss on early extinguishment of debt	—	—	—	513
Gain on sales of non-operating properties	—	(1,180)	—	(5,399)
Business development expenses	673	737	2,453	2,670
Demolition costs on redevelopment and nonrecurring improvements	251	—	299	294
Executive transition costs	46	2	422	732
Adjusted EBITDA	75,768	77,241	$225,047	$226,529
Proforma net operating income adjustment for property changes within period	166	(410)
In-place adjusted EBITDA	$75,934	$76,831

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$19,181	$19,615	$56,910	$57,772
Less: Amortization of deferred financing costs	(468)	(554)	(1,404)	(2,485)
Less: Amortization of net debt discounts, net of amounts capitalized	(362)	(347)	(1,074)	(1,029)
Less: Accum. other comprehensive loss on derivatives amortized to expense	(33)	(53)	(101)	(89)
Gain on interest rate derivatives	—	34	—	43
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	261	261	774	774
Scheduled principal amortization	1,060	1,015	3,161	3,028
Capitalized interest	1,410	1,055	4,181	4,197
Preferred share dividends	—	—	—	6,219
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$21,214	$21,191	$62,942	$68,925

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$12,894	$11,342	$29,626	$22,230
Building improvements	5,975	3,865	13,671	13,067
Leasing costs	2,945	2,428	6,047	5,245
Net (exclusions from) additions to tenant improvements and incentives	(896)	(1,509)	3,708	5,913
Excluded building improvements	(2,134)	(893)	(3,089)	(6,904)
Excluded leasing costs	19	—	(27)	—
Replacement capital expenditures	$18,803	$15,233	$49,936	$39,551

Same Properties cash NOI	$71,813	$71,616	$212,527	$212,759
Straight line rent adjustments and lease incentive amortization	(1,088)	(1,298)	(3,649)	(1,758)
Amortization of acquired above- and below-market rents	(98)	(263)	(574)	(836)
Amortization of below-market cost arrangements	(147)	(148)	(442)	(443)
Lease termination fees, gross	759	860	2,325	2,083
Tenant funded landlord assets and lease incentives	318	791	3,012	3,370
Cash NOI adjustments in unconsolidated real estate JV	62	82	197	263
Same Properties NOI	$71,619	$71,640	$213,396	$215,438

	September 30, 2018	December 31, 2017
Reconciliation of total assets to adjusted book
Total assets	$3,650,366	$3,595,205
Accumulated depreciation	867,659	786,193
Accumulated amortization of real estate intangibles and deferred leasing costs	200,229	193,151
COPT’s share of liabilities of unconsolidated real estate JV	30,103	29,908
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	4,881	3,189
Less: Disposed property included in assets held for sale	(42,226)	(42,226)
Less: Cash and cash equivalents	(9,492)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(444)	(371)
Adjusted book	$4,701,076	$4,552,788

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,853,312	$1,872,167
Less: Cash and cash equivalents	(9,492)	(12,261)
Less: COPT’s share of cash of unconsolidated real estate JV	(444)	(371)
Net debt	$1,843,376	$1,859,535
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,852,176	$1,868,335

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